Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Tamalpais Bancorp for the quarter ended March 31, 2009, I, Mark Garwood, Chief Executive Officer of Tamalpais Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

such Quarterly Report on Form 10-Q of Tamalpais Bancorp for the quarter ended March 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

(2)

the information contained in such Quarterly Report on Form 10-Q of Tamalpais Bancorp for the quarter ended March 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of Tamalpais Bancorp.

Dated: May 14, 2009

	BY:	/s/ Mark Garwood

MARK GARWOOD
President and Chief Executive Officer